UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

Fiesta Restaurant Group, Inc.
(Name of Registrant as Specified in Its Charter)

JCP Investment Partnership, LP

JCP Single-Asset Partnership, LP

JCP Investment Partners, LP

JCP Investment Holdings, LLC

JCP Investment Management, LLC

James C. Pappas

BLR PARTNERS LP

BLRPart, LP

BLRGP Inc.

Fondren Management, LP

FMLP Inc.

Bradley L. Radoff

Bandera Master Fund L.P.

Bandera Partners LLC

Gregory Bylinsky

Jefferson Gramm

Lake Trail Managed Investments LLC

Lake Trail Capital LP

Lake Trail Capital GP LLC

Thomas W. Purcell, Jr.

Joshua E. Schechter

John B. Morlock

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of JCP’s slate of three highly qualified director nominees to the Board of Directors of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On February 9, 2017, JCP issued the following press release:

Alan Vituli ENDORSES jcp’S EFFORTS TO RECONSTITUTE BOARD OF FIESTA RESTAURANT GROUP

Vituli Supports JCP’s Call for Change

HOUSTON, TX, February 9, 2017 – JCP Investment Management, LLC, together with its affiliates and the other participants in its solicitation (collectively, “JCP” or “we”), collectively one of the largest stockholders of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ:FRGI), with aggregate ownership of approximately 7.1% of the Company’s outstanding shares, announced today that experienced restaurant executive Alan Vituli has endorsed JCP’s efforts to elect John B. Morlock, James C. Pappas and Joshua E. Schechter at the Company’s upcoming 2017 annual meeting of stockholders (the “Annual Meeting”).

James C. Pappas of JCP commented, “We believe Alan’s first-hand knowledge of Fiesta as the former Chairman and CEO of Carrols, which owned Fiesta through 2012, will prove invaluable in our efforts to increase value for stockholders.” Mr. Pappas continued, “We are thrilled to have someone as widely respected in the restaurant community as Alan Vituli endorse our campaign and support our efforts to reconstitute Fiesta’s board of directors at the upcoming Annual Meeting. We believe Vituli will strengthen our ability to reestablish growth and realize the potential of Fiesta’s brands.”

Alan Vituli stated, “I am pleased to be endorsing JCP’s proposed slate of directors in their quest to drive value at Fiesta. I am happy to lend my expertise to JCP and look forward to helping enhance stockholder value.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of three highly qualified director nominees at the 2017 annual meeting of stockholders of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”).

JCP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the solicitation are JCP Investment Partnership, LP (“JCP Partnership”), JCP Single-Asset Partnership, LP (“JCP Single-Asset”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), JCP Investment Management, LLC (“JCP Management”), James C. Pappas, BLR Partners LP (“BLR Partners”), BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), Bradley L. Radoff, Bandera Master Fund L.P. (“Bandera Master Fund”), Bandera Partners LLC (“Bandera Partners”), Gregory Bylinsky, Jefferson Gramm, Lake Trail Managed Investments LLC (“Lake Trail Fund”), Lake Trail Capital LP (“Lake Trail Capital”), Lake Trail Capital GP LLC (“Lake Trail GP”), Thomas W. Purcell, Jr., Joshua E. Schechter, John B. Morlock and Alan Vituli.

As of the date hereof, JCP Partnership beneficially owned 426,657 shares of common stock, $0.01 par value per share (“Common Stock”). As of the date hereof, JCP Single-Asset beneficially owned 190,740 shares of Common Stock. JCP Partners, as the general partner of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the 617,397 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. JCP Holdings, as the general partner of JCP Partners, may be deemed the beneficial owner of the 617,397 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. JCP Management, as the investment manager of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the 617,397 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. Mr. Pappas, as the managing member of JCP Management and sole member of JCP Holdings, may be deemed the beneficial owner of the 617,397 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. As of the date hereof, BLR Partners beneficially owned 600,000 shares of Common Stock. BLRPart GP, as the general partner of BLR Partners, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. BLRGP, as the general partner of BLRPart GP, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. Fondren Management, as the investment manager of BLR Partners, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. FMLP, as the general partner of Fondren Management, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. As of the date hereof, Bandera Master Fund beneficially owned 73,940 shares of Common Stock. Bandera Partners, as the investment manager of Bandera Master Fund, may be deemed the beneficial owner of the 73,940 shares of Common Stock owned by Bandera Master Fund. Each of Messrs. Bylinsky and Gramm, as the Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners, may be deemed the beneficial owner of the 73,940 shares of Common Stock owned by Bandera Master Fund. As of the date hereof, Lake Trail Fund beneficially owned 600,000 shares of Common Stock. Lake Trail Capital, as the Manager and Investment Manager of Lake Trail Fund, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. Lake Trail GP, as the general partner of Lake Trail Capital, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. Mr. Purcell, as the sole member of Lake Trail GP, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. As of the date hereof, Mr. Schechter beneficially owned 17,900 shares of Common Stock, including 1,700 shares of Common Stock directly owned by his spouse. As of the date hereof, Messrs. Morlock and Vituli did not beneficially own any Common Stock.

Investor Contact:

James C. Pappas

JCP Investment Management, LLC

(713) 333-5540